Exhibit 99.1

Lincoln Centre Tower I 5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas 75240 T 214.238.5700 F 214.238.5701

Capital Southwest announces $10 million Share Repurchase Program

Dallas, Texas – January 25, 2016 – Capital Southwest Corporation (“Capital Southwest” or the “Company”; Nasdaq: CSWC) announced today that its board of directors has authorized the repurchase of up to $10 million of its common stock at prices below the Company's net asset value per share as reported in its most recent financial statements. Capital Southwest may utilize various methods to effect the repurchases, which could include open market or negotiated transactions, some of which may be accomplished through Rule 10b5-1 plans. The timing, prices, and sizes of repurchases will depend upon prevailing market prices, general economic and market conditions, and other considerations. The repurchase program will be in effect until the approved dollar amount has been used to repurchase shares or the board of directors amends or discontinues the plan. The Board has authorized the plan because it believes that the Company’s common stock may be undervalued from time to time due to normal market volatility. There is no obligation of the Company to repurchase shares, and the Company may discontinue repurchases at any time at its discretion.

"The share repurchase program announced today reflects Capital Southwest’s strong belief in alignment with shareholders,” said Bowen Diehl, Chief Executive Officer.  “This authorization demonstrates Capital Southwest's long-term commitment to increasing shareholder value, while maintaining sufficient capital to grow our platform across each of the middle market credit sectors in which we invest.”

About Capital Southwest

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based publicly traded business development company, with approximately $275 million in net assets as of September 30, 2015. On September 30, 2015, Capital Southwest completed the spin-off to shareholders of its industrial businesses, CSW Industrials, Inc. Capital Southwest is a credit investment firm focused on supporting the acquisition and growth of middle market businesses with $5 to $20 million investments across the capital structure, including first lien, unitranche, second lien and subordinated debt, as well as non-control equity co-investments. Since Capital Southwest's formation in 1961, it has always sought to invest in companies with strong management teams and sound financial performance. As a public company with a permanent capital base, Capital Southwest is fortunate to have the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements

This press release contains historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business and investments of Capital Southwest that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "will," "believe," "expect" and similar expressions, and variations or negatives of these words. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets and general economic and business conditions.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2015 and subsequent fillings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release, except as required by law.

Investor Relations Contacts:

Michael S. Sarner, Chief Financial Officer
214-884-3829

Bowen S. Diehl, Chief Executive Officer
214-884-3780